                                                                    Exhibit 1.1

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------

April 15, 2003

         FOR VALUE RECEIVED, PARENTECH, INC. (the "Borrower" or the "Company") hereby promises to pay to the order of ____________ (the "Lender"), or its designee or assignee, by April 15, 2008 the principal sum of ________THOUSAND DOLLARS ($__,000.00) , together with interest on the unpaid principal balance at the rate of five (5%) percent per annum, as provided below.

         1. Payment Terms. The outstanding principal balance and accrued interest shall be due and payable on or before April 15, 2008.

         2.       Conversion of Note.

                  a) Optional Conversion. The Note may be converted at any time at the option of the Lender into Four Thousand
                           (4000) shares of the Company's common stock for each $1,000.00 in principal loaned plus that number of common shares of the Company determined by dividing the then outstanding accrued but unpaid interest due on this Note, if any, by $0.25 (the "Optional Conversion Shares").

                  b) Automatic Conversion Upon Qualified Financing. In the event that subsequent to the date of this Note the Company effects the closing of a sale of its shares of capital stock or securities convertible into shares of capital stock for cash in an equity financing in an amount of at least One Million Dollars ($1,000,000) (the "Qualified Financing"), then all of the principal and accrued interest then outstanding on this Note shall automatically convert into the greater of:


                           i. that number of shares of: (a) the Company's common stock or (b) convertible securities to be sold in such Qualified Financing, determined by dividing the per share price in effect in the Qualified Financing into the then outstanding principal amount and accrued interest on the Note (the "Automatic Conversion Shares"); or

                           ii. Six Thousand (6000) shares of the Company's common stock.

                  c) Mandatory Conversion. The note will automatically convert into Four Thousand (4000) shares of the Company's common stock plus that number of common shares determined by dividing the then outstanding accrued but unpaid interest, if any, by $0.25 (the "Mandatory Conversion Shares"), if, at any time that the promissory note is outstanding, the closing sale price of the common stock of the Company, as traded on the Over-the-Counter Bulletin Board, is in excess of $0.50 per share for at least 10 consecutive business days.

                  The Optional Conversion Shares, the Automatic Conversion Shares or the Mandatory Conversion Shares (in any case, the "Conversion Shares"), shall be validly issued, non-assessable and free and clear of any liens, claims or encumbrances. The Lender, as owner of the Conversion Shares, shall become a party to all stock purchase, investor rights and other related agreements of the Company and shall be accorded the same rights, preferences and privileges and be subject to the same restrictions and objections as other parties subscribing for the capital stock (or convertible securities) in the Qualified Financing. Notwithstanding anything to the contrary herein, the Company may, at its option, elect to pay all accrued interest on this Note, rather than have such accrued interest be converted as provided for in this Section 2. In the event of such conversion, the Borrower shall promptly thereafter deliver certificates representing the Conversion Shares to the Lender. Whether or not such certificates are delivered, from and after the closing of the conversion described in this Section 2, the Lender shall be deemed to be the owner of the number of fully paid, validly issued and nonassessable of the Conversion Shares. Upon such conversion of this Note: (i) the Lender shall surrender this Note to the Company, and (ii) the Company shall be deemed to have paid this
         Note in full, and the Company shall be forever released from all of its obligations under, this Note. No fractional shares will be issued upon conversion of this Note and, in lieu thereof, the Company shall pay to the Lender the amount of the outstanding principal not so converted.

         3. Event of Default. The entire unpaid principal amount of this Note, together with all accrued interest thereon, shall, at the option of the Lender, forthwith become due and payable, without notice or demand of any kind, all of which are hereby expressly waived, upon the occurrence of any of the following events:

                  (a) if there is a default in the payment of the principal of and/or interest on the Note in accordance with the terms hereof or in the due observance or performance of any of the conditions, covenants or agreements contained herein and such default is not cured with ten (10) days;

                  (b) if the Company shall admit in writing its inability to pay its debts generally as they become due;

                  (c) if the Company shall become insolvent, or shall be adjudicated bankrupt;

                  (d) if bankruptcy, insolvency, arrangement, debt adjustment, or receivership proceedings, in which the Company is alleged to be insolvent or unable to pay its debts as they mature, shall be instituted by or against the Company, and the Company shall consent to the same or admit in writing the material allegations of the petition filed in such proceedings; or if such proceedings shall not be dismissed within 30 days after their institution or within such additional period of time as the Company shall reasonably request, provided the Company is diligently and in good faith prosecuting such dismissal;

                  (e) if the Company shall make an assignment for the benefit of creditors;

                  (f) if there is a material and adverse change, taken as a whole, in the Company's financial position or business and affairs; or

                  (g) if there is a default under any of the documents creating any indebtedness of the Company and by reason of such default such indebtedness is accelerated or the Company is required to make any payments other than those which would have been due in the absence of such default.

         4. Remedies. In case any one or more of the events specified in Section 3 hereof shall have occurred and be continuing, the Lender may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Company may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Company.

         5. Payment of Costs and Expenses. If an action is instituted to collect this Note, the Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Lender in order to collect the amounts due hereunder or to protect its interests hereunder.

         6. Waiver of Presentment and Notice of Dishonor. The Borrower and all others who may at any time be liable hereon in any capacity, jointly and severally, waive any requirement of presentment, demand for payment, protest, notice of dishonor, notice of acceleration, notice of protest, or further notice or demand of any kind.

         7. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                  (a) If to the Company, to:

                           Parentech, Inc.
                           777 S. Highway 101, Suite 215
                           Solana Beach, CA  92075
                           Attention:   Scott Landow or Richard D. Propper, MD

                  (b) If to the Lender:

All such notices and communications shall be deemed to have been given in the case of (a) personal delivery on the date of such delivery, (b) overnight courier on the day following delivery to such courier and (c) mailing on the third day after the posting thereof.

         8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principals.

         9. Binding Effect; Successor and Assigns. This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not sell or assign or transfer any of its interest hereunder without the prior written consent of the Lender, its successors or assigns.

         10. Severability. If any term, condition, or provision of this Note shall be held to be invalid, illegal or unenforceable in any respect, then in such event the remainder of this Note shall not be affected thereby and it shall remain in full force and effect except with respect to such term, condition, or provision.

         11. Amendments; No Waiver. Failure of the Lender to insist upon the strict performance of any term, provision or covenant of this Note, or to exercise any option or election conferred, shall not be deemed to be a waiver or relinquishment of any future breach of any such term, covenant, condition, election or option. No provision of this Note may be waived, modified or discharged orally, by course of dealing or otherwise, without a writing signed by the party to be charged with such waiver, modification or discharge.

         12. Transfer of this Note or Securities Issuable on Conversion Hereof. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

         13. Compliance with Law. The Company and the Lender intend to contract in compliance with all state and federal usury laws governing this Note. The Company and the Lender agree that none of the terms of this Note shall be construed as a contract for, or requirement to pay interest at a rate in excess of, the maximum interest rate allowed by any applicable state or federal usury laws. If the Lender receives sums which constitute interest that would otherwise increase the effective interest rate on the Note to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall, at Lender's option, either be credited to the payment of principal or returned to the Company.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its agent thereunto duly authorized, as of the date first written above.


                                                     Parentech, Inc.


                                    By:   _____________________________
                                    Name:  Scott D. Landow
                                    Title: President

                                   APPENDIX A
                                     Warrant


THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


No. 1                                                            April 15, 2003

                        WARRANT TO PURCHASE COMMON sTOCK
                                       OF
                                 Parentech, inc.
                           (Void after April 15, 2008)

FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, ___________________________, ("Holder" as defined below) is entitled to purchase from Parentech, Inc., a Delaware corporation (the "Company"), at any time before the termination of this Warrant pursuant to Section 11 below, at a price per share equal to the Warrant Price (as defined below), __________shares, (the Warrant Stock as defined below).

         Definitions. As used in this Warrant, the following terms shall have the definitions ascribed to them below:

                  "Holder" shall mean the Holder of the Convertible Promissory Note of which this Warrant is attached to as Exhibit A (the "Accompanying Convertible Promissory Note") or his assigns.

                  "Securities" shall mean shares of the Company's common stock.

                  "Warrant Exercise Price" shall be $0.25 per share for each $1.00 of principal loaned by the Holder under the Accompanying Convertible Promissory Note.

                  "Warrant Stock" shall mean the Securities purchasable upon exercise of this Warrant (Four (4) shares for every $1.00 of principal loaned by the Holder under the Accompanying Convertible Promissory Note) or issuable upon conversion of this Warrant (Two (2) shares for every $1.00 of principal loaned by the Holder under the Accompanying Convertible Promissory Note, pursuant to
Section 5 below and subject to adjustment as described in Section 7 below.

         Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. .

         No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its Holder to any of the rights of a shareholder of the Company.

         Reservation of Stock. The Company will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

         Exercise of Warrant.  This Warrant may be exercised by:

                  the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed at the principal office of the Company and accompanied by payment in full of the Warrant Price ($250.00 for each $1,000.00 of principal loaned under the Accompanying Convertible Promissory Note) in cash or by check with respect to the shares of Warrant Stock being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the Holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise; or

                  the surrender of this Warrant, together with the Notice of Conversion and Investment Representation Statement in the forms attached hereto as Attachments 2 and 3, respectively, duly completed and executed at the principal office of the Company will entitle the Holder to receive Two Thousand
(2000) shares of the Company's common stock for each $1,000.00 loaned under the Accompanying Convertible Promissory Note (subject to adjustment as defined under (6) below.

         Adjustment of Exercise Price and Number of Shares. The number of shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor are subject to adjustment upon the occurrence of the following events:

                  Adjustment for Stock Splits, Stock Dividends,
Recapitalizations, etc. The Warrant Price and the number of shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company's capital stock.

                  Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the shares payable in securities of the Company then, and in each such case, the Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

         Adjustment for Capital Reorganization, Consolidation, Merger. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another company, or the sale of all or substantially all of the Company's assets to another company shall be effected in such a way that holders of the Company's capital stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company's capital stock, and in each such case the Holder, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 7; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

         "Market Stand-Off" Agreement. Holder hereby agrees that in connection with any underwritten public offering by the Company, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of common stock of the Company following the effective date of the Registration Statement of the Company filed under the Securities Act of 1933, as amended (the "Act"), with respect to such offering, Holder will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by Holder at any time during such period. If requested by such underwriter, Holder agrees to execute a lock-up agreement in such form as the underwriter may reasonably propose.

         Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof in whole only, provided that (i) the transferor provides, at the Company's request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Act and the securities law applicable with respect to any other applicable jurisdiction, and (ii) the Company, in its sole discretion, consents to such assignment or transfer.

         Termination. This Warrant shall terminate and no longer by exercisable at upon the earlier of (i) 5:00 p.m. California time, on April 15, 2008.

         Miscellaneous. This Warrant shall be governed by the laws of the State of California, as such laws are applied to contracts to be entered into and performed entirely in California by California residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.



                                            By:  ______________________________

                                  Attachment 1


NOTICE OF EXERCISE


TO:      Parentech, Inc.

         1. The undersigned hereby elects to purchase ________________ shares of the Warrant Stock of Parentech, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

                       ----------------------------------
                                     (Name)

                       ----------------------------------
                                    (Address)



------------------------------------       ------------------------------------
(Date)                                     (Name of Warrant Holder)


                                           By:
                                               --------------------------------

                                           Title:
                                                  -----------------------------


                                           ------------------------------------
                                           SSN/EIN of Warrant Holder


                                  Attachment 2
                                  ------------

                       INVESTMENT REPRESENTATION STATEMENT

                            Shares of the Securities
                     (as defined in the attached Warrant) of
                                 Parentech, Inc.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to Parentech, Inc. (the "Company") as follows:

         (a) The securities to be received upon the exercise of the Warrant (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

         (b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

         (c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

         (d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

         (e) The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market makers" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.


---------------------------------        --------------------------------------
(Date)                                   (Name of Warrant Holder)


                                         By:
                                            -----------------------------------

                                         Title:
                                               --------------------------------


                                         --------------------------------------
                                         SSN/EIN of Warrant Holder

                                  Attachment 3
                                  ------------


NOTICE OF CONVERSION


TO:      PARENTECH, INC.

         1. The undersigned hereby elects to acquire ________________ shares of the Warrant Stock of Parentech, Inc., pursuant to the terms of the attached Warrant, by conversion of the Warrant.

         2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:


                       ----------------------------------
                                     (Name)

                       ----------------------------------
                                    (Address)




---------------------------------        --------------------------------------
(Date)                                   (Name of Warrant Holder)


                                         By:
                                            -----------------------------------

                                         Title:
                                               --------------------------------


                                         --------------------------------------
                                         SSN/EIN of Warrant Holder